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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Titan Pharmaceuticals, Inc. for the registration of 1,312,375 shares of the common stock of Titan Pharmaceuticals, Inc. of our report dated February 24, 2000 except for Note 14, as to which the date is March 3, 2000, with respect to the consolidated financial statements of Titan Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
March 29, 2000